Exhibit 99.1

USANA Health Sciences Reports Fourth Quarter and Fiscal Year 2023 Results

SALT LAKE CITY--(BUSINESS WIRE)--February 6, 2024--USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal fourth quarter and fiscal year ended December 30, 2023.

Key Financial Results & Guidance

  Fourth quarter net sales were $221 million versus $228 million during Q4 2022 and $213 million during Q3 2023.
  Fourth quarter diluted EPS was $0.87 as compared with $0.66 during Q4 2022.
  Fiscal year 2023 net sales were $921 million as compared with $999 million during fiscal year 2022.
  Fiscal year 2023 diluted EPS totaled $3.30 versus $3.59 during fiscal year 2022.
  Company provides initial fiscal year 2024 net sales and diluted EPS guidance of $850 million to $920 million and $2.40 to $3.00, respectively.
Q4 2023 Financial Performance

Consolidated Results
Net Sales	$221 million	-3% vs. Q4 2022 No meaningful FX impact +4% sequentially
Diluted EPS	$0.87	+32% vs. Q4 2022 +47% sequentially
Active Customers	483,000	-1% vs. Q4 2022 +4% sequentially

“USANA delivered solid fourth quarter operating results, which exceeded our expectations,” said Jim Brown, President and Chief Executive Officer. “Our sales strengthened, in part, in response to a global incentive offering that was particularly effective in our Greater China region where it helped generate double-digit sequential growth in Active Customer counts. This boost helped to offset the seasonal slowdown we typically experience during the final month of the quarter and helped us finish the year strong.”

Fiscal Year 2023 Financial Performance

Consolidated Results
Net Sales	$921 million	-8% vs. prior year -5% constant currency vs. prior year -$28 million YOY FX impact, or -3%
Diluted EPS	$3.30	-8% vs. prior year

Mr. Brown continued, “Both net sales and diluted EPS for fiscal 2023 exceeded our guidance ranges. Although 2023 was a challenging year, we made meaningful progress on several strategic initiatives that will support future growth in customers and net sales. For instance, we commenced operations in India, USANA’s 25th global market, near the end of the fourth quarter and this market opening is a significant milestone for our company. Although we are just getting started in India and expect a slow, steady and sustained growth trajectory, we are very optimistic about the long-term growth opportunity this important market provides.”

Q4 2023 Regional Results:

Asia Pacific Region
Net Sales	$177 million	-3% vs. Q4 2022 No meaningful FX impact +4% sequentially 80% of consolidated net sales
Active Customers	383,000	Flat vs. Q4 2022 +6% sequentially
Asia Pacific Sub-Regions
Greater China
Net Sales	$116 million	-2% vs. Q4 2022 -1% constant currency vs. Q4 2022 +9% sequentially
Active Customers	255,000	+5% vs. Q4 2022 +11% sequentially
North Asia
Net Sales	$22 million	-10% vs. Q4 2022 -12% constant currency vs. Q4 2022 -9% sequentially
Active Customers	48,000	-9% vs. Q4 2022 -2% sequentially
Southeast Asia Pacific
Net Sales	$39 million	-4% vs. Q4 2022 -3% constant currency vs. Q4 2022 Flat sequentially
Active Customers	80,000	-8% vs. Q4 2022 -4% sequentially
Americas and Europe Region
Net Sales	$44 million	-1% vs. Q4 2022 -3% constant currency vs. Q4 2022 +1% sequentially 20% of consolidated net sales
Active Customers	100,000	-6% vs. Q4 2022 -2% sequentially

Balance Sheet and Share Repurchase Activity

The Company generated $26 million in operating cash flow during the fourth quarter and ended the year with $330 million in cash and cash equivalents. The Company did not repurchase any shares during the quarter. As of December 30, 2023, the Company had approximately $71 million remaining under the current share repurchase authorization.

Fiscal Year 2024 Outlook

Mr. Brown continued, “Growth in Active Customers across all regions remains our top priority, and to this end we will continue to execute several key initiatives including: 1) Increased engagement with Associate leaders to further support expansion of their businesses; 2) Enhanced, market-specific incentive offerings that reward growth; 3) Expansion of our presence in India; 4) Product innovation and development and; 5) Pursuit of additional acquisition opportunities.

The Company is introducing net sales and earnings per share outlook for fiscal year 2024, as detailed in the table below:

Fiscal Year 2024 Outlook
Range
Consolidated Net Sales	$850 - $920 million
Diluted EPS	$2.40 - $3.00

“We are pleased with our fourth quarter results, which contributed to our strong finish to the year,” said Doug Hekking, Chief Financial Officer. “That said, we encountered challenging economic conditions in many of our markets during 2023, and we anticipate that 2024 will continue to be challenging.”

Mr. Hekking added, “Our initial outlook for fiscal 2024 reflects year-over-year net sales performance between flat and down 7% on a constant currency basis. In making this YOY comparison, it is important to note that 2023 benefited from approximately $25 million of incremental net sales in the first quarter, which is not expected to re-occur in the current year. We also anticipate that unfavorable currency exchange rates will have a modest negative impact on net sales in fiscal 2024.

“Our 2024 fiscal outlook assumes an operating margin of 8% to 9%, which reflects increased investments in India and our previously acquired businesses. We project an effective tax rate between 38% and 40% for the year and a diluted share count of approximately 19.3 million.”

Management Commentary Document and Conference Call

For further information on the USANA’s operating results, please see the Management Commentary document, which has been posted on the Company’s website (http://ir.usana.com) under the Investor Relations section. USANA’s management team will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, February 7, 2024 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, followed by a questions and answers session.

Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

About USANA

USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, Italy, and India. More information on USANA can be found at www.usana.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict and the conflict in Israel; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; adverse publicity risks globally; risks associated with commencing operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; and the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

USANA Health Sciences, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	30-Dec-23	31-Dec-22	30-Dec-23	31-Dec-22

Net sales	$221,083	$227,960	$921,010	$998,601
Cost of sales	42,319	46,430	176,693	193,890
Gross profit	178,764	181,530	744,317	804,711
Operating expenses:
Associate incentives	95,881	97,879	394,257	434,793
Selling, general and administrative	58,664	61,100	256,989	262,304
Earnings from operations	24,219	22,551	93,071	107,614
Other income, net	2,392	251	9,382	1,007
Earnings before income taxes	26,611	22,802	102,453	108,621
Income taxes	9,845	10,007	38,665	39,271
NET EARNINGS	$16,766	$12,795	$63,788	$69,350

Earnings per share - diluted	$0.87	$0.66	$3.30	$3.59
Weighted average shares outstanding - diluted	19,253	19,263	19,345	19,310

USANA Health Sciences, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of	As of
	30-Dec-23	31-Dec-22
ASSETS
Current Assets
Cash and cash equivalents	$330,420	$288,420
Inventories	61,454	67,089
Prepaid expenses and other current assets	25,872	28,873
Total current assets	417,746	384,382

Property and equipment, net	99,814	97,773
Goodwill	17,102	17,368
Intangible assets, net	29,919	32,432
Deferred tax assets	13,284	9,799
Other assets*	54,892	54,795
Total assets	$632,757	$596,549

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$10,070	$11,049
Line of credit - short term	786	-
Other current liabilities	107,989	132,784
Total current liabilities	118,845	143,833

Deferred tax liabilities	4,552	4,071
Other long-term liabilities	12,158	14,173

Stockholders' equity	497,202	434,472
Total liabilities and stockholders' equity	$632,757	$596,549
*Includes noncurrent inventories of $3,128 and $3,479 as of 30-Dec-23 and 31-Dec-22, respectively. Total inventories were $64,582 and $70,568 as of 30-Dec-23 and 31-Dec-22, respectively.

USANA Health Sciences, Inc.
Sales by Region
(In thousands)
(Unaudited)

	Quarter Ended
	December 30, 2023		December 31, 2022		Change from prior year		Currency impact on sales	% change excluding currency impact
Asia Pacific
Greater China	$115,921	52.4%	$118,290	51.9%	$(2,369)	(2.0%)	$(1,352)	(0.9%)
Southeast Asia Pacific	39,116	17.7%	40,598	17.8%	(1,482)	(3.7%)	(146)	(3.3%)
North Asia	22,065	10.0%	24,543	10.8%	(2,478)	(10.1%)	569	(12.4%)
Asia Pacific Total	177,102	80.1%	183,431	80.5%	(6,329)	(3.5%)	(929)	(2.9%)

Americas and Europe	43,981	19.9%	44,529	19.5%	(548)	(1.2%)	678	(2.8%)
	$221,083	100.0%	$227,960	100.0%	$(6,877)	(3.0%)	$(251)	(2.9%)
Active Associates by Region(1)
(Unaudited)

	As of
	December 30, 2023		December 31, 2022
Asia Pacific
Greater China	70,000	35.0%	74,000	34.1%
Southeast Asia Pacific	52,000	26.0%	62,000	28.6%
North Asia	32,000	16.0%	34,000	15.6%
Asia Pacific Total	154,000	77.0%	170,000	78.3%

Americas and Europe	46,000	23.0%	47,000	21.7%
	200,000	100.0%	217,000	100.0%

Active Preferred Customers by Region (2)
(Unaudited)

	As of
	December 30, 2023		December 31, 2022
Asia Pacific
Greater China	185,000	65.4%	170,000	62.3%
Southeast Asia Pacific	28,000	9.9%	25,000	9.1%
North Asia	16,000	5.6%	19,000	7.0%
Asia Pacific Total	229,000	80.9%	214,000	78.4%

Americas and Europe	54,000	19.1%	59,000	21.6%
	283,000	100.0%	273,000	100.0%
(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.
(2) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

Contacts

Investor contact:

Andrew Masuda
Investor Relations
(801) 954-7201
investor.relations@usanainc.com

Media contact:

Dan Macuga
Public Relations
(801) 954-7280